SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of earliest event reported):
                      February 13, 1998 (January 31, 1998)




                                SIS Bancorp, Inc.
               (Exact name of registrant as specified in charter)




        Massachusetts                  000-20809               04-3303264
(State or other jurisdiction      (Commission file           (IRS employer
     of incorporation)                 number)             identification no.)

   1441 Main Street, Springfield, MA                     01102
(Address of principal executive offices)               (Zip code)

                                 (413) 748-8000
               Registrant's telephone number, including area code


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Item 5:  Other Events:

         SIS Bancorp, Inc., a Massachusetts corporation (the "Company") acquired Glastonbury Bank & Trust Company ("GBT") effective December 17, 1997. The Company is required to report the results of the combined operations of the Company and GBT for a period covering at least 30 days following the date of acquisition in order to terminate certain prohibitions on sales or transfers of the Company's stock by affiliates of the Company and GBT. This report on Form 8-K is designed solely to present the results of combined operations for the Company and its subsidiaries, including GBT, for the month ended January 31, 1998. These results are not necessarily indicative of the results which the Company may report for the quarter ending March 31, 1998.

         The sole purpose of the following financial statement is to report the results of combined operations for a one month period. It should not be relied upon for any other purpose.


                                        For the One Month
                                        Period Ended
                                        January 31, 1998
                                        (unaudited)
                                        (in 000s)
Net Interest and Dividend
Income after Provision
for Possible Loan Losses:               $4,961
Total Noninterest Income:               $1,346
Net Income:                             $1,244

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, SIS Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SIS BANCORP, INC.


Date:  February 13, 1998            By: /s/ William F. Marshall, Jr.
                                        Name:  William F. Marshall, Jr.
                                        Title:    President and Chief
                                                   Executive Officer